Exhibit 10.52
THIS AMENDMENT AND RESTATEMENT AGREEMENT to the MASTER EQUIPMENT AND SERVICES AGREEMENT originally dated August 31, 2016 between lnsulet Corporation and ATS Automation Tooling Systems Inc., (the "MESA") is made and entered into as of 31 August 2021 by and between:

1.lnsulet Corporation, with offices at 100 Nagog Park Acton, MA 01720 ("lnsulet"); and

2.ATS Automation Tooling Systems Inc., a company registered under the laws of Ontario, Canada with its registered office situated at 730 Fountain St N, Cambridge, ON N3H 4R7, Canada (the "ATS").

(the "Parties").

WHEREAS:

a)the Parties have previously entered into and executed the MESA;

b)the MESA is due to expire on August 31, 2021 (the "Expiry Date") but the Parties are continuing their business relationship in accordance with, and are acting as bound by, the terms and conditions of the MESA;

c)in accordance with b) above, the Parties now wish to reflect the continuing working relationship between the Parties under the MESA by extending the term of the MESA past the Expiry Date, and for this extension to be deemed effective prior to the Expiry Date; and

d)the Parties therefore now wish to amend the MESA as set out below with effect from August 31, 2021 (the "Amendment Effective Date").

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.With effect from the Amendment Effective Date, the first sentence of Clause 2 shall be deleted in its entirety and shall be replaced by the following revised first sentence of Clause 2:

"2. This Agreement shall become effective on the Effective Date and shall terminate August 31, 2022, unless earlier terminated in accordance with the termination provisions below (the "Term").”

2.Except as provided herein, all other terms, conditions and provisions of the MESA shall remain in full force and effect.

3.This agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but will not be effective until all Parties have executed and delivered at least one counterpart. Each counterpart will be an original of this agreement and all the counterparts taken together will constitute one instrument.

4.This agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States, excluding its conflicts of law principles.

IN WITNESS OF WHICH, the Parties have caused this agreement to be executed by their duly authorised corporate officers or representatives as of the date first above written.

Insulet Corporation	ATS Automation Tooling Systems Inc.
By:	By:
Name:	Name:	Paul Hammer
Title:	Title:	GM, Cambridge, Life Sciences
Date:	Date:	September 2, 2021